SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported) August 17, 2005

STANDARD MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	0-20882	35-1773567

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana	46280

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (317) 574-6200
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement.
     On August 25, 2005, the independent Compensation Committee of the Board of Directors of Standard Management Corporation (the “Company”) took action to (1) amend the employment agreement of the Company’s Chairman, Chief Executive Officer and President, Ronald D. Hunter, (2) enter into a new employment agreement for the Company’s Executive Vice President, Secretary and General Counsel, Stephen M. Coons, and (3) enter into an employment agreement for the Company’s Interim Chief Financial Officer, Michael B. Edwards.
     The amendment to Mr. Hunter’s employment agreement, which is attached hereto as Exhibit 10.1, increases Mr. Hunter’s annual base salary effective as of January 1, 2005 to $566,120. The amendment removes the provision whereby Mr. Hunter was guaranteed a bonus of not less than 10% of his annual base salary.
     The employment agreement with Mr. Coons is effective as of January 1, 2005 and retains his employment with the Company as its Executive Vice President, Secretary and General Counsel. The initial term of the agreement is for three years, with automatic one year extensions if at least 90 days prior notice of termination has not been given by either party. Mr. Coons’ annual base salary will begin at $285,000 and increase each year by the increase, if any, in the Consumer Price Index for the previous year. In addition to the annual base salary, Mr. Coons shall be entitled to receive a bonus equal to one and one-half percent (1-1/2%) of the Company’s earnings, on a consolidated basis, before interest and taxes for such fiscal year of the Company. Payment of Mr. Coons’ annual salary is guaranteed under the agreement for the entire initial three year term of the agreement, and for any additional one year extensions, except in the event that a termination for certain specified violations occurs. In addition to standard fringe benefits, the agreement provides that the Company shall provide Mr. Coons with a term life insurance policy in the amount of $750,000. The agreement provides for a covenant not to compete which prohibits Mr. Coons from competing with the Company within Indiana for two years following a termination of the agreement for cause, as such term is defined in the agreement. Following a termination of Mr. Coons’ employment with us in the event of a change-in-control, Mr. Coons would be entitled to receive a lump sum payment equal to 2.99 times his average annual compensation payable by us to him for the five preceding calendar years. The above is only a summary of the material terms of the employment agreement with Mr. Coons. For more complete information, please see Exhibit 10.2 attached hereto.
     For information regarding the employment agreement with Mr. Edwards, please see our Current Report on Form 8-K/A, date of report June 23, 2005.
Item 9.01 — Financial Statements and Exhibits.
(c)	Exhibits. The following exhibits are filed with this Report:
10.1 — Amendment to Employment Agreement by and between Standard Management Corporation and Ronald D. Hunter dated as of August 25, 2005.

10.2 — Employment Contract by and between Standard Management Corporation and Stephen M. Coons dated as of August 25, 2005.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION

By:	/s/ Stephen M. Coons

	Name:	Stephen M. Coons
	Title:	Executive Vice President and General
Counsel
Dated: August 26, 2005

3